Exhibit 99.1

Alternus Clean Energy Announces Pricing of $2.25 Million Private Placement

New York, NY, January 22, 2025 –Alternus Clean Energy, Inc. (NASDAQ: ALCE) (“ALCE”, “Alternus” or the “Company”) a renewable energy company, today announced the pricing of an approximately $2.25 million private placement round pursuant to the terms of a securities purchase agreement, dated January 21, 2025, with several institutional investors (the “Purchasers”). The closing of the current private placement round is expected to occur on or about January 23, 2025, subject to the satisfaction of customary closing conditions.

The offering is in the form of an Unsecured 20% Original Issue Discount Promissory Note (the “Note”), resulting in expected proceeds (before expenses) to Alternus of approximately $2.25 million. The Company shall use the net proceeds from the said offering for working capital and general corporate purposes. The Note shall be fully repayable in cash upon maturity, as defined in the form of the Note.

As part of the offering, the Purchasers will also be issued an aggregate of 1,526,058 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Alternus has agreed to file a registration statement registering for the resale of the Shares.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities described above will be offered in a private placement exempt from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and in a transaction not involving a public offering and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Alternus Clean Energy, Inc.:

Alternus Clean Energy, Inc. is a NASDAQ-listed renewable energy company committed to advancing sustainable solutions. With a focus on utility-scale projects, such as solar parks, and complementary technologies like microgrids and battery storage, we aim to deliver comprehensive, clean energy across Europe and America. Through strategic investments, we are building a portfolio poised to lead the transition to a sustainable energy future. For more information, please visit https://alternusce.com/.

Forward-Looking Statements

Certain information contained in this release, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact: IR@alternusenergy.com